UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event report): September 5, 2007 (August 29, 2007)
DEVON ENERGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-32318	73-1567067
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification Number)

20 NORTH BROADWAY, OKLAHOMA CITY, OK	73102
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (405) 235-3611
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     Devon Energy Corporation hereby furnishes the information set forth in its Press Release, dated August 29, 2007, announcing the election of David A. Hager as a member of its Board of Directors. A copy of the Press Release is attached as Exhibit 99.1.
Item 9.01	Financial Statements and Exhibits
(c)     Exhibits

99.1	Devon Energy Corporation Press Release dated August 29, 2007.
Item 1.01	Entry into a Material Definitive Agreement
     On August 31, 2007, David A. Hager of the Board of Directors of Devon Energy Corporation was granted 2,000 shares of restricted stock to vest 25% per year beginning August 31, 2008, and 3,000 stock options to purchase common stock of the Company at $75.31 per share, the closing price of the common stock as quoted by the New York Stock Exchange. Such options vest on August 31, 2007 and expire on August 30, 2015. The restricted stock and stock option grants were made under the Devon Energy Corporation 2005 Long-Term Incentive Plan.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEVON ENERGY CORPORATION
By:	/s/ Janice A. Dobbs
Janice A. Dobbs
Corporate Secretary

Date: September 5, 2007

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